UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JULY 3, 2002

                        Commission File Number 333-53050

                               TELEON CORPORATION
                            (FORMERLY TEL-ONE, INC.)


        FLORIDA                          4813                     59-3680738
(State of Incorporation)     (Primary Standard Industrial     (I.R.S. Employer
                              Classification Code Number)    Identification No.)


                            5414 WEST CRENSHAW STREET
                              TAMPA, FLORIDA 33634
                TELEPHONE: (813) 496-1149 - FAX: (813) 243-4203
          (Address and Telephone Number of Principal Executive Offices)


ITEM 5.  OTHER EVENTS

APPOINTMENT OF DIRECTOR:

Teleon Corp has extended a directorship position to Mr. Robert D. Francis. Mr. Francis brings to the company more than 40 years of experience and background in the telecommunications industry, including top executive level management, company formation activities, and in particular, expertise in internet and wireless communications.

During his career, he has managed operations for public corporations such as Motorola, GTE, Paradyne, Stromberg-Carlson and Infotron Systems Corporation. From 1990 through 1993 he was President of General DataComm International. From June 1994, until April 1999, Mr. Francis was the Secretary General of the World Teleport Association.

Mr. Francis founded Milford Communications Partners LLC in 1993 as a consultancy firm specializing in advanced technology for telecommunications and interactive media. Its primary focus is incubating companies in the rapidly growing markets for internet and wireless communications, plus assisting U.S. companies expanding into new markets. He is a director for numerous technology and telecommunications firms across the country.

Teleon believes the addition of Mr. Francis to its board of directors will add value and leadership to the firm's operations and future business strategies.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      TELEON INC. (FORMERLY TEL-ONE, INC.)



DATE:  JULY 3, 2002               BY: /S/ W. KRIS BROWN
                                      -----------------
                                         W. KRIS BROWN
                                         DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE
                                         OFFICER


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